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                                                                   EXHIBIT 99.11

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" and the use of our report dated February 3, 1997, in Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933, Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 and related Statement of Additional Information of Nicholas-Applegate Fund, Inc.


                                                 /s/ Ernst & Young LLP


Los Angeles, California
February 26, 1997